Exhibit 99.1

Creative Realities, Inc. Clarifies Certain Reported Information

LOUISVILLE, KY – January 4, 2021 – Creative Realities, Inc. ("Creative Realities," "CRI," or the "Company") (NASDAQ: CREX, CREXW), a leading provider of digital marketing solutions, is providing information to its investors to clarify certain information about the Company. The Company has become aware that information about the Company was publicly disseminated via an unauthorized Twitter account, @CRITechExp, that is neither sponsored nor endorsed by the Company.

The Company notified Twitter of the infringement of CRI’s name and likeness and the account has since been eliminated. The Company has not released any information about the Company via Twitter, and investors should not rely upon the information that was provided via the unauthorized Twitter account.

About Creative Realities, Inc.

Creative Realities helps clients use the latest omnichannel technologies to inspire better customer experiences.  Founded over 15 years ago, CRI designs, develops and deploys consumer experiences for high-end enterprise level networks, and is actively providing recurring SaaS and support services for more than fifteen diverse vertical markets, including but not limited to Automotive, Advertising Networks, Apparel & Accessories, Convenience Stores, Foodservice/QSR, Gaming, Theater, and Stadium Venues. The Company acquired Allure Global Solutions, Inc. in November 2018, expanding the Company's operations to five offices across North America with active installations in more than 10 countries.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that are "forward-looking statements" under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Given these uncertainties, and the fact that forward-looking statements represent management’s estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

Creative Realities, Inc. Investor Relations:

ir@cri.com

https://investors.cri.com/